Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on the Form S-1/A Amendment No.10 of

DelMar Pharmaceuticals, Inc. of our report dated August 28, 2014 relating to the financial statements of

DelMar Pharmaceuticals, Inc., which appears in the Form S-1/A Amendment No.10. We also consent to the references to us under the heading “Experts” in such registration statement.

Signed PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia

July 15, 2015